Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Peyton R. Patterson and Ernest J. Verrico, Senior, and each of them, his true and lawful attorney-in-fact, as agent with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacity, to sign any or all amendments to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

/s/ Frederick R. Afragola	November 12, 2013
Frederick R. Afragola
Director

/s/ George P. Bauer	November 12, 2013
George P. Bauer
Director

/s/ Richard E. Castiglioni	November 12, 2013
Richard E. Castiglioni
Director

/s/ Eric J. Dale	November 12, 2013
Eric J. Dale
Director

/s/ Blake S. Drexler	November 12, 2013
Blake S. Drexler
Director

/s/ James A. Fieber	November 12, 2013
James A. Fieber
Director

/s/ Mark Fitzgibbon	November 12, 2013
Mark Fitzgibbon
Director

/s/ William J. Fitzpatrick III	November 12, 2013
William J. Fitzpatrick III
Director

/s/ Merrill J. Forgotson	November 12, 2013
Merrill J. Forgotson
Director

/s/ Hugh Halsell	November 12, 2013
Hugh Halsell
Director

/s/ Daniel S. Jones	November 12, 2013
Daniel S. Jones
Director

/s/ Carl R. Kuehner III	November 12, 2013
Carl R. Kuehner III
Director

/s/ Todd Lampert	November 12, 2013
Todd Lampert
Director

/s/ Victor S. Liss	November 12, 2013
Victor S. Liss
Director

/s/ T. Brock Saxe	November 12, 2013
T. Brock Saxe
Director

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